Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 16, 2026, with respect to the consolidated financial statements of Teads Holding Co. and subsidiaries, and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

New York, New York
March 16, 2026